UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014 (January 3, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave
Suite 1526
New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01.	Completion of Acquisition of Disposition of Assets.

On January 3, 2014, Staffing 360 Solutions, Inc. (the “Company” or “we”) consummated and closed (the “Closing”) the acquisition (the “Acquisition”) of 100% of the issued and outstanding stock of Initio International Holdings Limited, a company organized under the laws of England and Wales (“Initio”) and its respective subsidiaries, including but not limited to Monroe Staffing Services, LLC, a Delaware limited liability company (“Monroe,” and together with all of Initio’s subsidiaries, the “Subsidiaries”). The Acquisition was completed pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated October 30, 2013, as amended by Amendment No. 1 to the Share Purchase Agreement, dated December 10, 2013, by and among the Company and the shareholders of Initio (the “Initio Shareholders”).

Founded in the 1960’s, Initio is a United Kingdom (“UK”) domiciled full service staffing company with established brands in the United States (“US”), UK and Spain. Initio’s US division, Monroe, was established in 1969 and is a full-service consulting and staffing agency serving companies ranging from Fortune 100 companies to new startup organizations. Monroe has approximately 14 offices located in the US, including offices in Connecticut, Massachusetts, Rhode Island, New Hampshire and North Carolina. Initio’s UK division, consisting of four distinct entities (the “Longbridge Entities”), was established in 1989 and is an international multi-sector recruitment company, catering to the sales and marketing, technology, legal and information technology solutions sectors. Initio’s Spain division, ALG Consulting de Recursos Humaos S.L. (“ALG”), was established in Madrid in 1994 and offers an array of human resources services, from training to permanent and temporary recruitment.

The aggregate consideration paid at the Closing by the Company to the Initio Shareholders for the sale and purchase of all the shares of Initio and the Subsidiaries was as follows: (i) $14.85 million (the "Purchase Price") in cash, shares and promissory notes of the Company; plus (ii) $500,000 (the "Fee Consideration") (the aggregate of (i) an (ii) together the “Total Purchase Price”) as follows:

(i)	Cash Portion. At the Closing, the Company paid to the Initio Shareholders an aggregate of $6,440,000 in immediately available funds equal to 40% of the Closing Payment;
(ii)	Shares. At the Closing, the Company issued 3,296,702 Shares, representing 33.3% of the Closing Payment, to the Initio Shareholders of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), valued at a price of $1.50 per shares, which such shares are subject to piggy-back registration rights; and
(iii)	Promissory Notes. At the Closing, the Company executed and delivered to the Initio Shareholders a three year promissory note (subject to adjustment if certain post-closing results are not achieved) in the aggregate principal amount of $3,964,949 equal to 26.7% of the Closing Payment, and each Promissory Note bears interest at the rate of six (6%) percent per annum, amortized on a five year straight line basis.

In addition, upon Closing of the Acquisition, Mr. Brendan Flood was appointed as the Executive Chairman of the Company’s Board of Directors (the “Board”) and Mr. Matthew Briand was appointed as a director to the Board. Further, at Closing, Mr. Flood entered into an employment agreement with Initio whereby he will serve as the Chief Executive Officer of Initio. At Closing, Mr. Briand entered into an employment agreement with Monroe whereby Mr. Briand will serve as Chief Executive Officer and will further be appointed as the Company’s Co-Chief Executive Officer. Each of Mr. Flood and Mr. Briand entered into a Deed of Restrictive Covenant with the Company, whereby each of them agreed that, among other things, for a period of three years from the Closing, neither of them, except in their capacity as an employee or director of the Company, will solicit, deal, contact or engage any Relevant Customer or supplier relevant Products or Services to the Company in the Restricted Area during the preceding 12 months prior to Closing.

In connection with the Acquisition, on January 3, 2014, the Company entered into that certain Deed of Warranties (the “Deed of Warranties”) and those certain minority Transfer Deeds (each a “Minority Transfer Deed”) with each of Mr. Flood and Mr. Briand and with certain minority shareholders of Initio and the Subsidiaries (collectively, the “Transferors”), respectively, whereby each of the Transferors set forth certain warranties and tax covenants for which they will abide in relation to the sale of their shares of Initio and the Subsidiaries. Further, at Closing and in connection with the disclosure contained in the Deed of Warranties, Mr. Flood and Mr. Briand issued a Disclosure Letter to the Company disclosing certain material items regarding Initio and its Subsidiaries.

As a result of the Acquisition, Initio became a wholly-owned subsidiary of the Company. On January 6, 2014, Initio changed its name to Staffing 360 Solutions Limited.

The description of the Share Purchase Agreement and Amendment No. 1 to the Share Purchase Agreement are qualified in their entirety by reference to the complete text of the Share Purchase Agreement and Amendment No. 1 to the Share Purchase Agreement, which are filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 and Exhibit 10.2, respectively, hereto. Additionally, the description of the Promissory Notes, Deed of Warranties, the Disclosure Letter and each of the Deed of Restrictive Covenants are qualified in its entirety by reference to the complete text, which are filed with the SEC as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The Acquisition

Pursuant to the Share Purchase Agreement, at Closing the Company issued an aggregate of 3,296,702 shares of its Common Stock to the Initio Shareholders and the minority shareholders and minority interest holders of the Subsidiaries (total of 14 persons) as a portion of the Purchase Price. The shares of Common Stock issued in connection with the Acquisition were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  These securities qualified for exemption promulgated under Section 4(a)(2) of the Securities Act since the issuance of securities by the Company did not involve a “public offering.”

Private Placement Offering

On January 3, 2014 and January 7, 2014, the Company completed its first and second closings, respectfully, in the aggregate amount of $8,261,500 for an aggregate of 330.46 Units to accredited investors. The closings are part of a “best efforts” private placement offering up to $10,000,000 (the “Private Placement Offering”) consisting of up to 400 units (the “Units”) of the Company, each Unit consisting of (i) 25,000 shares (the “Shares”) of the Common Stock priced at $1.00 per share and (ii) warrants (the “Warrants”) to purchase 12,500 shares (the “Warrant Shares”), at an exercise price of $2.00 per Warrant Share. The sale of the Units qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act since the issuance of these securities by the Company did not involve a “public offering” and the company only accepted investments from accredited investors.

In connection with the Private Placement Offering, the Company retained Accelerated Capital Group, Inc. as the placement agent. For acting as placement agent, the Company agreed to pay Accelerated Capital Group: (i) a fee in cash up to an amount equal to ten percent (10%) of the aggregate gross proceeds raised by such broker in the Private Placement Offering, (ii) a non-accountable expense allowance of up to two percent (2%) of the aggregate gross proceeds raised by such broker in the Private Placement Offering, and (iii) shares of Common Stock equal to an amount up to ten percent (10%) of the aggregate number of shares of Common Stock issued in connection with funds raised by the broker in the Private Placement Offering. As of the first and second closings, the Company paid the placement agent an aggregate consideration of $991,380 and issued an aggregate of 826,150 shares of Common Stock.

Further, in the event any purchaser of those certain 12% Unsecured Convertible Promissory Notes (each a “Note”) that were issued pursuant to Note Purchase Agreements in connection with a $1,750,000 Bridge Offering, as disclosed on the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2013, elects to convert his or her Note, the Company will pay a commission to the placement agent, payable in shares of Common Stock, equal to 20% of the shares of Common Stock issued pursuant to the conversion of any principal amount of the Notes, plus accrued interest.

The description of the Private Placement Offering is qualified in its entirety by reference to the complete text of the Subscription Agreement which is filed as Exhibit 4.1 hereto. The description of the Warrants is qualified in its entirety by reference to the complete text of the Form of Warrant which is filed with the SEC as Exhibit 4.2 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2014, Amendment No. 1 to Employment Agreement (the “Amended Employment Agreement”) of Alfonso J. Cervantes, our President and Director, which amends that certain Employment Agreement, dated February 15, 2013, by and between the Company and Mr. Cervantes (the “Original Employment Agreement”), became effective. The Amended Employment Agreement, which was executed on December 31, 2013, amends the Original Employment Agreement by (i) extending the term of Mr. Cervantes’ employment through December 31, 2016, (ii) increasing Mr. Cervantes’ salary to $250,000 per annum (effective upon Closing) and (iii) providing for certain performance bonuses relating to certain milestones of the Company. In addition, Mr. Cervantes has been appointed Vice Chairman of the Board.

The description of the Amended Employment Agreement is qualified in its entirety by reference to the complete text of the Amended Employment Agreement, which is filed with the SEC as Exhibit 10.8 hereto.

On January 3, 2014, the Company’s Employment Agreement with Allan Hartley (the “Hartley Employment Agreement”) became effective. Pursuant to the Hartley Employment Agreement, Mr. Hartley will serve as Co-Chief Executive Officer of the Company. Mr. Hartley will be paid a salary of $250,000 per annum, plus other benefits including reimbursement for reasonable expenses and paid vacation. Mr. Hartley will also be entitled to certain performance bonuses based upon the Company achieving certain milestones. The Hartley Employment Agreement has a term through December 31, 2016.

The description of the Hartley Employment Agreement is qualified in its entirety by reference to the complete text of the Hartley Employment Agreement, which is filed with the SEC as Exhibit 10.9 hereto.

On January 3, 2014, in connection with the Acquisition, Peter Goldstein resigned from his position as Chairman of the Board to focus on other business activities. Mr. Goldstein did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 3, 2014, in connection with the Acquisition, Mr. Briand entered into an employment agreement with Monroe and acknowledged by Initio and the Company (the “Briand Employment Agreement”). Pursuant to the Briand Employment Agreement, Mr. Briand will serve as Co-Chief Executive Officer of the Company (as well as Chief Executive Officer of Monroe). Mr. Briand will be paid a salary of $300,000 per annum, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage, for his roles with both the Company and Monroe. Mr. Briand will also be entitled to an annual bonus of up to 50% of his annual base salary based on the Company and its Subsidiaries reaching certain financial milestones. The Briand Employment Agreement has a term of five years and will automatically renew thereafter unless 12 months written notice is provided by either party. Mr. Briand’s salary and bonus will be paid by Monroe. Aside from the Briand Employment Agreement, Mr. Briand has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

The description of the Briand Employment Agreement is qualified in its entirety by reference to the complete text of the Briand Employment Agreement, which is filed with the SEC as Exhibit 10.10 hereto.

In addition, and concurrently with the Acquisition, Mr. Briand was appointed to serve as a director on the Company’s Board of Directors.

Mr. Briand, 41, has served as the President and Chief Executive Officer of Monroe since 2009 and has been employed by Monroe since 2001. Prior to accepting his current position at Monroe, Mr. Briand worked as the Vice President of Sales and Operations with Monroe. As Chief Executive Officer, Mr. Briand has final responsibility for all aspects of Monroe’s operations.  In addition, Mr. Briand is responsible for setting the vision and strategic direction of Monroe, directing its executive management team and building company culture.  Mr. Briand has more than 17 years of staffing industry experience, gaining extensive knowledge through recruitment, sales, management and executive roles. Mr. Briand was a recipient of the Fairfield County Business Journal 40 Under 40 in 2012.  He also gives both financial support, and time, to numerous non-profit’s and charities.  Mr. Briand received his Bachelor of Arts, Minor in Economics from Plymouth State College.

On January 3, 2013, in connection with the Acquisition, Mr. Flood entered into a services agreement with Initio and acknowledged by the Company (the “Flood Employment Agreement”). Pursuant to the Flood Employment Agreement, Mr. Flood will serve as Executive Chairman of the Board (as well as Chief Executive Officer of Initio). Mr. Flood will be paid a salary of £192,000 per annum, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage, for his roles with both the Company and Initio. Mr. Flood’s salary will be adjusted (but not decreased) annually based upon the Consumer Price Index in UK for All Urban Consumers. Mr. Flood will also be entitled to an annual bonus of up to 50% of his annual base salary based on the Company and its Subsidiaries reaching certain financial milestones. The Flood Employment Agreement has a term of five years and will automatically renew thereafter unless 12 months written notice is provided by either party. Mr. Flood’s salary and bonus will be paid by Initio. Aside from the Flood Employment Agreement, Mr. Flood has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

The description of the Flood Employment Agreement is qualified in its entirety by reference to the complete text of the Flood Employment Agreement, which is filed with the SEC as Exhibit 10.11 hereto.

Mr. Flood, 48, has served as the Chairman and Chief Executive Officer of Initio since January 2010 when he led management’s buyout from Faro Recruitment Group (“Faro”). From May 2009 to January 2010, Mr. Flood was the Chief Executive Officer of Faro’s Europe and North America operations. Prior to Faro and Initio, Mr. Flood spent seven years at Hudson Global, Inc. (“Hudson”; Nasdaq: HSON) in various roles in Europe and the US where he was Interim CFO at the time of the initial public offering of Hudson on the Nasdaq National Market in 2003. During 2004 and 2005 he was the Chief Financial Officer/Chief Operating Officer for Hudson North America. Prior to its initial public offering in 2003, Hudson was part of what is now Monster Worldwide, Inc., the parent company of Monster.com for which Mr. Flood was acting CFO in 2002. As part of the global realignment of Monster Worldwide, Inc. in November 2001, Mr. Flood became Chief Financial Officer for all of its operations in the Americas. Mr. Flood graduated from Dublin City University (Ireland) with a Bachelor of Arts degree in Accounting and Finance.

Item 8.01.	Other Events.

On January 7, 2014, the Company issued a press release announcing the Closing of the Acquisition , a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

 The financial statements of Initio for the fiscal years ended December 31, 2012 and December 31, 2013 and the accompanying notes will be filed within 75 days after filing of this Current Report.

(b)	Pro Forma Financial Information.

The unaudited Pro Forma Consolidation Financial Statements of the Company and the accompanying notes will be filed within 75 days of the Closing.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
4.1	Form of Subscription Agreement
4.2	Form of Warrant
10.1	Share Purchase Agreement, dated October 30, 2013, by and among Staffing 360 Solutions, Inc. and the shareholders of Initio International Holdings Limited
10.2	Amendment No. 1 to the Share Purchase Agreement, dated December 10, 2013, by and among Staffing 360 Solutions, Inc. and the shareholders of Initio International Holdings Limited
10.3	Form of Promissory Note
10.4	Form of Deed of Warranties
10.5	Disclosure Letter
10.6	Form of Deed of Restrictive Covenant by and between Brendan Flood and the Company
10.7	Form of Deed of Restrictive Covenant by and between Matthew Briand and the Company
10.8	Amendment No. 1 to Employment Agreement, dated December 31, 2013, by and among Staffing 360 Solutions, Inc. and Alfonso J. Cervantes
10.9	Employment Agreement, dated December 31, 2013, by and among Staffing 360 Solutions, Inc. and Allan Hartley
10.10	Employment Agreement, dated January 3, 2014, by and among Monroe Staffing Services, LLC and Matthew Briand
10.11	Employment Agreement, dated January 3, 2014, by and among Staffing 360 Solutions Limited (f/k/a Initio International Holdings Limited) and Brendan Flood
99.1	Press Release dated January 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2014

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President